Exhibit 10.40

AMENDMENT NUMBER ONE TO SECURITY AGREEMENT

This AMENDMENT NUMBER ONE TO SECURITY AGREEMENT (this “Amendment”), dated as of July 6, 1999, is entered into by and between Santa Ana/Tustin Physicians Group, Inc., a California professional medical corporation (“Physician Group”), and Prospect Medical Systems, Inc., a Delaware corporation (“Manager”), with reference to the following facts:

A.                                   Physician Group and Manager have previously entered into that certain Security Agreement (“Physician Group”), dated as of July 14, 1997 (as amended from time to time, the “Agreement”);

B.                                     Physician Group and Manager desire to amend the Agreement in accordance with the terms and conditions hereof.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                       Defined Terms.  All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

2.                                       Amendments to Section 1.

(a)                                  Section 1 of the Agreement is hereby amended to add the following definition:

“ ‘Deposit Account’ means any demand, time, savings, passbook or like account now or hereafter maintained by or for the benefit of Physician Group with a bank, savings & loan association, a credit union or like organization, and all funds and amounts therein, whether or not restricted or designated for a particular purpose.”

(b)                                 The definition of “Collateral” set forth in Section 1 of the Agreement is hereby amended in its entirety as follows:

“ ‘Collateral’ means any and all of the Accounts, Deposit Accounts, and Physicians Group’s Books, in each case whether now existing or hereafter acquired or created, and any proceeds or products of any of the foregoing, or any portion thereof, and any and all Accounts, money, or other tangible or intangible property, resulting from the sale or disposition of the Accounts or Deposit Accounts, or any portion thereof or interest therein and the substitutions, replacements, additions, accessions, products and Proceeds thereof.”

3.                                       Reaffirmation of the Agreement.  The Agreement as amended hereby and the Management Agreement shall continue to be in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first hereinabove written.

PROSPECT MEDICAL SYSTEMS, INC.

By:	/s/ R. Stewart Kahn
Name:	R. STEWART KAHN
Title:	Executive Vice President

SANTA.ANA/TUSTIN PHYSICIANS
GROUP, INC.

By:	/s/ R. Stewart Kahn
Name:	R. STEWART KAHN
Title:	Asst Vice Pres.